UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2009

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 23, 2009, Steven Barnes resigned from his position as a member of the Board of Directors of Accellent Inc. (the “Board”) and the Board’s Audit Committee.

(d) On February 24, 2009, the Board appointed Chris Gordon as a member of the Board and the Board’s Audit Committee.  Mr. Gordon has been a Managing Director at Bain Capital since 2008 and has been with the firm since 1997.  Bain Capital designated Mr. Gordon for election pursuant to a Stockholders’ Agreement, dated as of November 16, 2005, among Accellent Holdings Corp., our parent company, an affiliate of Kohlberg Kravis Roberts & Co. L.P. and certain affiliates of Bain Capital.

Prior to joining Bain Capital, Mr. Gordon was a consultant at Bain & Company.  Mr. Gordon holds an MBA from Harvard Business School and an AB in Economics from Harvard College.  Mr. Gordon also serves as a member of the Board of Directors of Hospital Corporation of America, Inc. and CRC Health Group, Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2009	ACCELLENT INC.

	By:	/s/ Robert E. Kirby
Name: Robert E. Kirby Title: President and Chief Executive Officer